            23(d)(23) Amendment to Investment Sub-Advisory Agreement
        Capital Guardian Global, Capital Guardian U.S. Equity and Capital
                                 Guardian Value

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         CAPITAL GUARDIAN TRUST COMPANY

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.) and Capital Guardian Trust Company, on behalf of Capital Guardian Global (the "Fund"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

          0.60% of assets up to $125 million; 0.50% over $125 million up to $250 million; 0.45% over $250 million up to $400 million; and 0.40% in excess of $400 million

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        CAPITAL GUARDIAN TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         CAPITAL GUARDIAN TRUST COMPANY

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.) and Capital Guardian Trust Company, on behalf of Capital Guardian U.S. Equity (the "Fund"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

          0.375% of average daily net assets

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        CAPITAL GUARDIAN TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                         CAPITAL GUARDIAN TRUST COMPANY

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.) and Capital Guardian Trust Company, on behalf of Capital Guardian Value (the "Fund"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

          0.375% of average daily net assets

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        CAPITAL GUARDIAN TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------